As filed with the Securities and Exchange
                 Commission on June 6, 1994.

                                 Registration No. 33-____________

____________________________________________________________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                       ___________________


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                       ___________________

                          Furon Company
     (Exact name of registrant as specified in its charter)
                       ___________________

      California                              95-1947155
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

     29982 Ivy Glenn Drive, Laguna Niguel, California 92677
            (Address of principal executive offices)

                Furon Company 1993 Non-Employee
               Directors' Stock Compensation Plan
                    (Full title of the plan)

                        Donald D. Bradley
                  General Counsel and Secretary
                          Furon Company
                      29982 Ivy Glenn Drive
                 Laguna Niguel, California 92677
             (Name and address of agent for service)
                       ___________________

              Telephone number, including area code,
               of agent for service:  (714) 831-5350
                        ___________________


                         CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
Title of                        maximum       maximum
securities       Amount         offering      aggregate    Amount of
to be            to be          price         offering     registration
registered       registered     per unit      price        fee

Common Stock,    25,000(1),(2)  $15.625(3)   $390,625(3)   $134.70(3)
without par      shares
value

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, rights to purchase the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares and rights which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March 31, 1989, as amended, with Bank of America National Trust and Savings Association, as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 2, 1994, as reported in the consolidated reporting system of NASDAQ and published in the Western Edition of the Wall Street Journal.

_____________________________________________________________________________

                              PART I

                    INFORMATION REQUIRED IN THE
                     SECTION 10(a) PROSPECTUS


        The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.


                              PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference

        The following documents of Furon Company (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

   (a) Annual Report on Form 10-K for the Company's fiscal year ended January 29, 1994;

   (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended April 30, 1994; and

   (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 dated June 19,
        1990 (Registration No. 33-35464), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4. Description of Securities

        The Company's Common Stock, without par value (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


Item 5. Interests of Named Experts and Counsel

        Not Applicable.


Item 6. Indemnification of Directors and Officers

        The Company's Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the "Law") (i) eliminates the liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of a director's duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

        The Bylaws of the Company provide that indemnification for directors and officers must be provided to the fullest extent permitted under California law and the Company's Articles of Incorporation. The Company has entered into indemnification agreements with its directors and selected officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Company.


Item 7. Exemption from Registration Claimed

        Not applicable.


Item 8.      Exhibits

        See the attached Exhibit Index.


Item 9. Undertakings

   (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required
             by Section 10(a)(3) of the Securities Act of 1933
             (the "Securities Act");

                        (ii) To reflect in the prospectus any
             facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material
             information with respect to the plan of distribution not previously disclosed in the Registration
             Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and
   (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California, on March 31, 1994.


                             FURON COMPANY


                             By:  /s/ Monty A. Houdeshell

                                  Monty A. Houdeshell
                             Its: Vice President, Chief Financial
                                  Officer and Treasurer



                         POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Monty A. Houdeshell his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                Title                   Date



/s/ J. Michael Hagan         Chairman of the Board       March 31, 1994
J. Michael Hagan             (Principal Executive
                              Officer)


/s/ Terrence A. Noonan       President and Director      March 31, 1994
Terrence A. Noonan


/s/ Peter Churm              Chairman Emeritus           March 31, 1994
Peter Churm


/s/ Monty A. Houdeshell      Vice President, Chief       March 31, 1994
Monty A. Houdeshell          Financial Officer and
                             Treasurer (Principal
                             Financial Officer)


/s/ Koichi Hosokawa          Controller (Principal       March 31, 1994
Koichi Hosokawa              Accounting Officer)


/s/ Jay W. DeDapper          Director                    March 31, 1994
Jay W. DeDapper


/s/ Cochrane Chase           Director*                   March 31, 1994
Cochrane Chase


/s/ H. David Bright          Director*                   March 31, 1994
H. David Bright


/s/ William D. Cvengros      Director                    March 31, 1994
William D. Cvengros


/s/ William E. Eckhardt      Director*                   March 31, 1994
William E. Eckhardt


/s/ R. David Threshie        Director                    March 31, 1994
R. David Threshie


_______________________

* Member of Compensation Committee

                           EXHIBIT INDEX


Exhibit
Number                     Description

4.                    Furon Company 1993 Non-Employee
                      Directors' Stock Compensation Plan.

5.                    Opinion of Counsel (opinion re
                      legality).

23.1                  Consent of Independent Accountants.

23.2                  Consent of Counsel (included in
                      Exhibit 5).

24.                   Power of Attorney (included in this
                      Registration Statement under "Signatures").